FIRST AMENDMENT TO THE
                      AMENDED AND RESTATED PLEDGE AGREEMENT


          THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED PLEDGE AGREEMENT, made and entered into as of February 5, 1998 (this "Agreement"), amends the Amended and Restated Pledge Agreement (the "Original Agreement") made and entered into as of November 22, 1995 by UNITED INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Pledgor"), having its principal office at 4643 South Ulster Street, Denver, Colorado 80237, in favor of MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "Collateral Agent"), having an office at 555 California Street, San Francisco, California 94104, for (i) the trustee (the "1994 Trustee") under that certain indenture dated as of November 23, 1994 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1994 Indenture"), pursuant to which the Pledgor issued $394.0 million in aggregate principal amount of 14% Senior Secured Discount Notes due 1999 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefore, the "1994 Notes"), (ii) the trustee (the "1995 Trustee") under that certain indenture dated as of November 22, 1995 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1995 Indenture" and, together with the 1994 Indenture, the "Existing Indentures") pursuant to which the Pledgor issued $205.4 million in aggregate principal amount of 14% Senior Secured Discount Notes due 1999 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefore, the "1995 Notes"), and (iii) the trustee (the "1998 Trustee") under that certain Indenture dated as of February 5, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "1998 Indenture"), pursuant to which the Pledgor issued its 10 3/4% Senior Secured Notes due February 15, 2008 (together with any notes or debentures issued in replacement thereof or in exchange or substitution therefore, the "1998 Notes"). Capitalized terms issued and not defined herein shall have the meanings given to such terms in the Indentures referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Pledgor is the legal and beneficial owner of (i) all of the issued and outstanding shares of capital stock set forth on Schedule I to the Original Agreement (the "Pledged Shares") of United International Properties, Inc., a Colorado corporation and a direct wholly owned subsidiary of Pledgor (the "Issuer"), and (ii) each intercompany promissory note issued by the Issuer in favor of the Pledgor (the "Pledged Notes"), all of which Pledged Notes shall be in the form of Exhibit A to the Original Agreement; and

          WHEREAS, pursuant to the terms of the 1994 Indenture and the 1995 Indenture, the Pledgor is permitted to amend the Original Agreement with the consent of 66.67% in principal amount of the 1994 Notes and the 1995 Notes then outstanding; and

          WHEREAS, the terms of the 1998 Indenture require that the Pledgor (i) pledge to the Collateral Agent for the ratable benefit of the Holders, and grant

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to the  Collateral  Agent for the  ratable  benefit of the  Holders,  a security interest in the Pledged  Collateral  (as defined in the Original  Agreement) and
(ii) execute and deliver a pledge agreement in order to secure the payment and performance by the Pledgor of all the Obligations of the Pledgor under the 1998 Indenture and the 1998 Notes (the "Obligations"); and

          WHEREAS, the Pledgor wishes to amend the Original Agreement in order to secure the payment and performance by the Pledgor of all the Obligations of the Pledgor under the 1998 Indenture and the 1998 Notes on an equal and ratable basis with the 1994 Notes and the 1995 Notes.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders of 1998 Notes to purchase such 1998 Notes, the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders as follows:

          SECTION 1. PLEDGE. The Pledgor hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the 1994 Trustee, the 1995 Trustee and the 1998 Trustee, and grants to the Collateral Agent for the ratable benefit of the 1994 Trustee, the 1995 Trustee and the 1998 Trustee, a continuing first priority security interest in all of its right and title in the "Pledged Collateral" (as defined in the Original Agreement), and shall take all reasonable action requested by the Collateral Agent to maintain the perfected security interest in the Pledged Collateral.

          SECTION 2. ORIGINAL AGREEMENT CONFIRMED AND RATIFIED. Except for the changes provided herein, the Original Agreement is in all other respects hereby approved, ratified and confirmed and remains in full force and effect in accordance with its terms. The Pledgor hereby reaffirms and makes, as of the date hereof, all of the representations, warranties in the Original Agreement, as the same is amended hereby.

          SECTION 3. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          SECTION 4. HEADINGS. The headings of the Articles and Sections of this Agreement have been inserted for convenience or reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 5. COUNTERPART ORIGINALS. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

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          IN WITNESS  WHEREOF,  the Pledgor and the  Collateral  Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                         PLEDGOR:

                                         UNITED INTERNATIONAL HOLDINGS, INC.,
                                         a Delaware corporation



                                         By: /s/   J. Timothy Bryan
                                            ------------------------------------
                                              J. Timothy Bryan
                                              Chief Financial Officer

                                         COLLATERAL AGENT:

                                         MORGAN STANLEY & CO. INCORPORATED,
                                              as Collateral Agent



                                         By:  /s/   James J. Mahon
                                            ------------------------------------
                                              Name:  James J. Mahon
                                              Title: Managing Director



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